UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

Silo Pharma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41512	27-3046338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

677 N. Washington Boulevard Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 400-9031

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SILO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2026, Silo Pharma, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Parkview Consulting LLC (the “Seller”). Pursuant to the Agreement, the Seller agreed to sell, and the Company agreed to purchase, certain software, technology, domain names, and related intellectual property (the “Purchased Assets”). Corwin Yu, the sole member and manager of the Seller, currently serves as the lead strategic advisor on the Company’s Cryptocurrency Advisory Board.

In consideration for the Purchased Assets, the Company issued to the Seller, 165,000 shares of its common stock, par value $0.0001 per share (the “Shares”). The Shares are subject to a lock-up period beginning on the effective date of the Agreement and ending on the earlier of (i) twelve (12) months after such date, (ii) a Change in Control, as defined in the Agreement, or (iii) written consent of the Company (the “Lock Up Period”). During the Lock Up Period, the Seller may not, without the Company’s prior written consent, directly or indirectly, offer, sell, contract to sell, hedge, pledge, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any of the Shares, or enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Shares.

The Agreement contains certain representations, warranties and covenants of the parties that are customary for agreements of its type. In addition, the Seller agreed to indemnify the Company for any misrepresentation or breach under the Agreement, infringement of any third-party right by any portion of the software and any acts of gross negligence, fraud or intentional misconduct by the Seller.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

The offer and sale to the Seller of the Shares was made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Asset Purchase Agreement, dated August 18, 2026, between the Company and Parkview Consulting LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: August 19, 2026	By:	/s/ Eric Weisblum
Eric Weisblum
Chief Executive Officer